Registration No. 333-


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                           Columbus Southern Power Company
                (Exact name of registrant as specified in its charter)

          Ohio                                                   31-4154203
          (State or other jurisdiction                     (I.R.S. Employer
          of incorporation or organization)             Identification No.)

          215 North Front Street
          Columbus, Ohio                                              43215
          (Address of principal executive offices)               (Zip Code)

           Registrant's telephone number, including area code: 614-464-7700

                              ARMANDO A. PENA, Treasurer
                     AMERICAN ELECTRIC POWER SERVICE CORPORATION
                                  1 Riverside Plaza
                                 Columbus, Ohio 43215
                                     614-223-2850
              (Name, address and telephone number of agent for service)

             It is respectfully requested that the Commission send copies of all notices, orders and communications to:

          Simpson Thacher & Bartlett         Dewey Ballantine LLP
          425 Lexington Avenue               1301 Avenue of the Americas
          New York, NY 10017-3909            New York, NY 10019-6092
          Attention: James M. Cotter         Attention: E. N. Ellis, IV


          Approximate date of commencement of proposed  sale to the public:
          At such time or times after the effective date of the Registra-tion Statement as the registrant shall determine.


               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
          [ ]
               If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           CALCULATION OF REGISTRATION FEE

             Title of                 Proposed
            Each Class                 Maximum    Proposed
                of                    Offering     Maximum
            Securities      Amount      Price     Aggregate     Amount of
              to be         to be        Per      Offering    Registration
            Registered    Registered    Unit*      Price*          Fee
               Debt
            Securities   $350,000,000   100%    $350,000,000    $103,250

          *Estimated solely for purpose of calculating the registration fee.



               The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


          INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.


                      SUBJECT TO COMPLETION, DATED MAY 29, 1998

          PROSPECTUS

                           COLUMBUS SOUTHERN POWER COMPANY
                                     $350,000,000
                                   DEBT SECURITIES

               Columbus Southern Power Company (the "Company") intends to offer, from time to time, up to $350,000,000 aggregate principal amount of unsecured debt securities ("Debt Securities") consisting of (i) its notes or other unsecured evidences of indebtedness (collectively, the "New Notes") and (ii) its junior subordinated deferrable interest debentures (the "New Junior Subordinated Debentures"). The Debt Securities will be offered in one or more series in amounts, at prices and on terms to be determined at the time or times of sale. The title, aggregate principal amount, denomination, interest rate or rates (or manner of calculation thereof), time of payment of interest, maturity or maturities, initial public offering price, if any, redemption provisions, if any, any listing on a securities exchange and other specific terms of each series of Debt Securities in respect of which this Prospectus is being delivered will be set forth in an accompanying prospectus supplement and/or pricing supplement thereto ("Prospectus Supplement").

               The Prospectus Supplement relating to any series of Debt Securities will contain information regarding certain United States income tax considerations, if applicable to such Debt Securities.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The Company may sell the Debt Securities through underwriters, dealers or agents, or directly to one or more institutional purchasers. A Prospectus Supplement will set forth the names of underwriters or agents, if any, any applicable commissions or discounts and the net proceeds to the Company from any such sale. See "Plan of Distribution" herein.

                     The date of this Prospectus is May __, 1998.



               No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made by this Prospectus or any Prospectus Supplement relating hereto, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter, agent or dealer. Neither this Prospectus nor this Prospectus as supplemented by any Prospectus Supplement constitutes an offer to sell, or a solicitation of an offer to buy, by any underwriter, agent or dealer in any jurisdiction in which it is unlawful for such underwriter, agent or dealer to make such an offer or solicitation. Neither the delivery of this Prospectus or this Prospectus as supplemented by any Prospectus Supplement nor any sale made thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or thereof.

                                AVAILABLE INFORMATION

               The Company is subject  to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C., 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Company. Certain of the Company's securities are listed on the New York Stock Exchange, where reports and other information concerning the Company may also be inspected.

                         DOCUMENTS INCORPORATED BY REFERENCE

               The following documents filed by the Company with the SEC are incorporated in this Prospectus by reference:

               -- The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

               -- The Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998 and Form 10-Q/A dated May 15, 1998; and

               --   The Company's  Current Report on Form 8-K dated May 21,
                    1998.

               All documents subsequently filed  by the Company pursuant to
          Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

               Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein or in a Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents described above which have been incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for copies of such documents should be addressed to Mr. G. C. Dean, American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio 43215 (telephone number: 614-223-1000). The information relating to the Company contained in this Prospectus or any Prospectus Supplement relating hereto does not purport to be comprehensive and should be read together with the information contained in the documents incorporated by reference.

                                  TABLE OF CONTENTS
                                                                       Page

          Available Information . . . . . . . . . . . . . . . . . . . . . 2
          Documents Incorporated by Reference . . . . . . . . . . . . . . 2
          Table of Contents . . . . . . . . . . . . . . . . . . . . . . . 3
          The Company . . . . . . . . . . . . . . . . . . . . . . . . . . 3
          Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . 3
          Ratio of Earnings to Fixed Charges  . . . . . . . . . . . . . . 4
          Description of the New Notes  . . . . . . . . . . . . . . . . . 4
          Description of New Junior Subordinated Debentures . . . . . .  10
          Legal Opinions  . . . . . . . . . . . . . . . . . . . . . . .  16
          Experts . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
          Plan of Distribution  . . . . . . . . . . . . . . . . . . . .  16

                                     THE COMPANY

               The Company is engaged in the generation, sale, purchase, transmission and distribution of electric power to approximately 621,000 customers in central and southern Ohio, and in selling electric power at wholesale to other electric utilities and to municipally owned distribution systems within its service areas. Its principal executive offices are located at 215 North Front Street, Columbus, Ohio 43215 (telephone number: 614-464-7700). The Company is a subsidiary of American Electric Power Company, Inc. ("AEP") and is a part of the American Electric Power integrated utility system (the "AEP System"). The executive offices of AEP are located at 1 Riverside Plaza, Columbus, Ohio 43215 (telephone number: 614-223-1000).

                                   USE OF PROCEEDS

               The Company proposes to use the net proceeds from the sale of the Debt Securities to redeem or repurchase certain of its outstanding debt and/or preferred stock, to fund its construction program, to repay short-term indebtedness incurred in connection with such redemptions, repurchases or funding its construction program and for other corporate purposes. Proceeds may be temporarily invested in short-term instruments pending their application to the foregoing purposes.

               The Company has estimated that its consolidated construction costs (inclusive of allowance for funds used during construction) during 1998 will be approximately $118,000,000. At May 15, 1998, the Company had approximately $49,000,000 of short-term indebtedness outstanding.

                          RATIO OF EARNINGS TO FIXED CHARGES

               Below is set forth the ratio of earnings to fixed charges for each of the twelve month periods ended December 31, 1993 through 1997 and March 31, 1998:

                        12-Month
                      Period Ended                Ratio

                    December 31, 1993             0.76(a)
                    December 31, 1994             2.81
                    December 31, 1995             2.97
                    December 31, 1996             3.01
                    December 31, 1997             3.23
                    March 31, 1998                3.15

          (a) Ratio includes the effect of the Loss from Zimmer Plant Disallowance of $144,533,000 (net of applicable income taxes of $14,534,000). As a result, earnings for the twelve months ended December 31, 1993 were inadequate to cover fixed charges by $21,744,000. If the effect of the Loss from Zimmer Plant Disallowance were excluded, the ratio would be 2.46 for the twelve months ended December 31, 1993.

                               DESCRIPTION OF NEW NOTES

               The New Notes will be issued in one or more series under an Indenture, dated as of September 1, 1997, between the Company and Bankers Trust Company, as Trustee (the "Note Trustee"), as heretofore supplemented and amended and as to be further supplemented and amended from time to time by one or more supplemental indentures or Company Orders (the "Note Indenture"). Section and Article references used in this "Description of New Notes" are references to provisions of the Note Indenture unless otherwise noted. Capitalized terms used in this section and not otherwise defined have the meanings ascribed to such terms in the
          Note Indenture.

               All notes (including the  New Notes) to be issued  under the
          Note Indenture are herein sometimes referred to as "Notes". Copies of the Note Indenture and Company Order pursuant to which each series of the New Notes may be issued are filed as exhibits to the Registration Statement.

               The following statements include brief summaries of certain provisions of the Note Indenture under which the New Notes will be issued. Such summaries do not purport to be complete and reference is made to the Note Indenture for complete statements of such provisions. Such summaries are qualified in their entirety by such reference and do not relate or give effect to provisions of statutory or common law.

          General

               The New Notes will be unsecured obligations of the Company and will rank pari passu with all other unsecured debt of the Company, except debt that by its terms is subordinated to the other unsecured debt of the Company. The Note Indenture provides that the New Notes may be issued thereunder without limitation as to aggregate principal amount and may be issued thereunder from time to time in one or more series or one or more Tranches thereof, as authorized by a Board Resolution and as set forth in a Company Order or one or more supplemental indentures creating such series. (Section 2.01).

               Substantially all of the fixed properties and franchises of the Company are subject to the lien of its first mortgage bonds (the "Bonds") issued under and secured by an Indenture of Mortgage and Deed of Trust, dated as of September 1, 1940, as previously supplemented and amended by supplemental indentures, between the Company and Citibank, N.A., as trustee.

               A description of the following terms of each series of New Notes in respect of which this Prospectus is being delivered will be contained in a Prospectus Supplement:

                    (1)  the title of such series of the New Notes;

                    (2) any limit upon the aggregate principal amount of the New Notes of that series which may be authenticated and delivered;

                    (3) the date or dates on which the principal of the New Notes of the series is payable;

                    (4) the rate or rates (which may be fixed or variable) at which the New Notes of the series shall bear interest or the manner of calculation of such rate or rates, if any;

                    (5) the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest will be payable or the manner of determination of such Interest Payment Dates and the record date for the determination of holders to whom interest is payable on any such Interest Payment Dates;

                    (6) the place or places where the principal of, and premium, if any, and interest, if any, on the New Notes of that series shall be payable;

                    (7) the terms, if any, regarding the redemption, purchase or repayment of such series (whether at the option of the Company or a holder of the New Notes of such series and whether pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations) including redemption, purchase or repayment date or dates of such series, if any, and the price or prices and other terms and conditions upon which New Notes of the series shall be redeemed or purchased, in whole or in part;

                    (8) whether the New Notes are issuable as a Global Security and, in such case, the identity of the Depository for such series;

                    (9) the denominations in which the New Notes of the series shall be issuable; and

                    (10) any other terms with respect to such series (which
               terms shall not be inconsistent with the terms of the Note Indenture). (Section 2.01)

               The New Notes are not convertible into any other security of the Company. Except as may otherwise be described in a Prospectus Supplement, the covenants contained in the Note Indenture do not limit the amount of other debt, secured or unsecured, which may be issued by the Company. In addition, the
          Note Indenture does not contain any provisions that afford holders of Notes protection in the event of a highly leveraged transaction involving the Company.

          Form, Exchange, Registration and Transfer

               Unless otherwise  specified in a Prospectus  Supplement, New
          Notes in definitive form will be issued only as registered Notes without coupons in such denominations as may be permitted under the Note Indenture and authorized by the Company in a supplemental indenture or Company Order. New Notes may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange, at the office of the Security Registrar, without service charge and upon payment of any taxes and other governmental charges as described in the Note Indenture. Such transfer or exchange will be effected upon the Company or the Security Registrar being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Note Trustee as Security Registrar with respect to New Notes. The Company may change the place for registration of transfer and exchange of the New Notes and may designate one or more additional places for such registration and exchange. (Sections 2.05 and 4.02).

               The Company shall not be required to (i) issue, register the transfer of or exchange any New Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding New Notes and ending at the close of business on the day of such mailing or
          (ii) register the transfer of or exchange any New Notes or portions thereof called for redemption in whole or in part. (Section 2.05).

          Payment and Paying Agents

               Unless otherwise indicated in a Prospectus Supplement, payment of principal of and premium, if any, on any New Note will be made only against surrender to the Paying Agent of such New Note. Principal of and any premium and interest on any New Note will be payable at the office of such Paying Agent or Paying
          Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register with respect to such New Note.

               Unless otherwise  indicated in a Prospectus  Supplement, the
          Note Trustee initially will act as Paying Agent with respect to New Notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts. (Sections 4.02 and 4.03).

               All moneys paid by the Company to a Paying Agent for the payment of the principal of and premium, if any, or interest, if any, on any New Notes that remain unclaimed at the end of two years after such principal, premium, if any, or interest, if any, shall have become due and payable, subject to applicable law, will be repaid to the Company and the holder of such New Note thereafter will look only to the Company for payment thereof. (Section 11.04).

          Modification of the Note Indenture

               The Note Indenture contains provisions permitting the Company and the Note Trustee, with the consent of the holders of not less than a majority in principal amount of Notes of each series that is affected by the modification, to modify the Note Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of Notes; provided, that no such modification may, without the consent of the holder of each outstanding Note affected thereby, (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security (as defined in the Note Indenture) that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Note Indenture, (ii) reduce the percentage of Notes, the holders of which are required to consent to any such supplemental indenture, or (iii) reduce the percentage of Notes, the holders of which are required to waive any default and its consequences. (Section 9.02).

               In addition, the Company and the Note Trustee may execute, without the consent of any holder of Notes, any supplemental indenture for certain other usual purposes including the creation of any new series of Notes. (Sections 2.01, 9.01 and 10.01).

          Events of Default

               The Note Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to each series of
          Notes:

                    (a) failure for  30 days  to pay interest  on Notes  of
               that series when due and payable; or

                    (b) failure  for 3  Business Days  to pay  principal or
               premium, if any, on Notes of that series when due and payable whether at maturity, upon redemption, pursuant to any sinking fund obligation, by declaration or otherwise; or

                    (c) failure  by the Company  to observe or  perform any
               other covenant (other than those specifically relating to another series) contained in the Note Indenture for 90 days after written notice to the Company from the Note Trustee or the holders of at least 33% in principal amount of the outstanding Notes of that series; or

                    (d) certain events involving bankruptcy,  insolvency or
               reorganization of the Company; or

                    (e) any other event of default provided for in a series
               of Notes. (Section 6.01).

               The Note Trustee or the holders of not less than 33% in aggregate outstanding principal amount of any particular series of Notes may declare the principal due and payable immediately upon an Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive the default with respect to such series if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Note Trustee. (Sections 6.01 and 6.06).

               The holders of a majority in aggregate outstanding principal amount of any series of Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Note Trustee for that series. (Section 6.06). Subject to the provisions of the Note Indenture relating to the duties of the Note Trustee in case an Event of Default shall occur and be continuing, the Note Trustee will be under no obligation to exercise any of its rights or powers under the Note Indenture at the request or direction of any of the holders of the Notes, unless such holders shall have offered to the Note Trustee indemnity satisfactory to it. (Section 7.02).

               The holders of a majority in aggregate outstanding principal amount of any series of Notes affected thereby may, on behalf of the holders of all Notes of such series, waive any past default, except a default in the payment of principal, premium, if any, or interest when due otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Note Trustee) or a call for redemption of Notes of such series. (Section 6.06). The Company is required to file annually with the Note Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the
          Note Indenture.  (Section 5.03(d)).

          Consolidation, Merger and Sale

               The Note Indenture does not contain any covenant that restricts the Company's ability to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions, provided that the successor corporation assumes due and punctual payment of principal or premium, if any, and interest on the Notes. (Section 10.01).

          Legal Defeasance and Covenant Defeasance

               Notes of any series may be defeased in accordance with their terms and, unless the supplemental indenture or Company Order establishing the terms of such series otherwise provides, as set forth below. The Company at any time may terminate as to a series all of its obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a Note, to replace destroyed, lost or stolen Notes and to maintain agencies in respect of the Notes) with respect to the Notes of such series and the Note Indenture ("legal defeasance"). The Company at any time also may terminate as to a series its obligations with respect to the Notes of that series under any restrictive covenant which may be applicable to that particular series ("covenant defeasance").

               The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, the particular series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, a series may not be accelerated by reference to any restrictive covenant which may be applicable to that particular series.

               To exercise either of its defeasance options as to a series, the Company must deposit with the Note Trustee or any paying agent, in trust: moneys or Eligible Obligations, or a combination thereof, in an amount sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the Notes of such series that are Outstanding (as defined in the Note Indenture). Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Note Trustee an Opinion of Counsel to the effect that the holders of such Notes will not recognize gain, loss or income for federal income tax purposes as a result of the satisfaction and discharge of the Note Indenture with respect to such series and that such holders will realize gain, loss or income on such Notes, including payments of interest thereon, in the same amounts and in the same manner and at the same time as would have been the case if such satisfaction and discharge had not occurred. (Section 11.01).

               In the event the Company exercises its option to effect a covenant defeasance with respect to the Notes of any series and the Notes of that series are thereafter declared due and payable because of the occurrence of any Event of Default other than an Event of Default caused by failing to comply with the covenants which are defeased, the amount of money and Eligible Obligations on deposit with the Note Trustee may not be sufficient to pay amounts due on the Notes of that series at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable for such payments. (Section 11.01).

          Governing Law

               The Note Indenture and Notes will be governed by, and construed in accordance with, the laws of the State of New York. (Section 13.05).

          Concerning the Note Trustee

               AEP System companies, including the Company, utilize or may utilize some of the banking services offered by Bankers Trust Company in the normal course of their businesses.

                  DESCRIPTION OF NEW JUNIOR SUBORDINATED DEBENTURES

               The New Junior Subordinated  Debentures will be issued under an Indenture, dated as of September 1, 1995, between the Company and The First National Bank of Chicago, as Trustee (the "Debenture Trustee"), as heretofore supplemented and amended and as to be further supplemented and amended from time to time (the "Debenture Indenture"). Section and Article references used in this "Description of New Junior Subordinated Debentures" are references to provisions of the Debenture Indenture unless otherwise noted. Capitalized terms used in this section and not otherwise defined have the meanings ascribed to such terms in the Debenture Indenture.

               All junior subordinated deferrable interest debentures (including the New Junior Subordinated Debentures) issued and to be issued under the Debenture Indenture are herein sometimes referred to as "Junior Subordinated Debentures". Copies of the Debenture Indenture, including the form of Supplemental Debenture Indenture pursuant to which each series of the New Junior Subordinated Debentures will be issued are filed as exhibits to the Registration Statement.

               The following statements include brief summaries of certain provisions of the Debenture Indenture under which Junior Subordinated Debentures will be issued. Such summaries do not purport to be complete and reference is made to the Debenture Indenture for complete statements of such provisions. Such summaries are qualified in their entirety by such reference and do not relate or give effect to provisions of statutory or common law.

          General

               The New Junior Subordinated Debentures will be unsecured, subordinated obligations of the Company. The Debenture Indenture provides that the Junior Subordinated Debentures may be issued from time to time in one or more series and does not limit the aggregate principal amount of Junior Subordinated Debentures that may be issued.

               A description of the following terms of each series of New Junior Subordinated Debentures in respect of which this Prospectus is being delivered will be contained in a Prospectus
          Supplement:

                    (1)  the   title  of   such   series   of  the   Junior
               Subordinated Debentures;

                    (2) any limit upon the aggregate principal amount of the Junior Subordinated Debentures of that series which may be authenticated and delivered;

                    (3) the date or dates on which the principal of the Junior Subordinated Debentures of the series is payable;

                    (4) the rate or rates (which may be fixed or variable) at which the Junior Subordinated Debentures of the series shall bear interest or the manner of calculation of such rate or rates, if any;

                    (5) the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest will be payable or the manner of determination of such Interest Payment Dates and the record date for the determination of holders to whom interest is payable on any such Interest Payment Dates;

                    (6) the right to extend the interest payment periods and the duration of such extension;

                    (7) the period or periods within which, the price or prices at which and the terms and conditions upon which, Junior Subordinated Debentures of the series may be redeemed, in whole or in part, at the option of the Company;

                    (8) the obligation, if any, of the Company to redeem or purchase Junior Subordinated Debentures of the series pursuant to any sinking fund or analogous provisions (including payments made in cash in anticipation of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Junior Subordinated Debentures of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                    (9) the denominations in which the Junior Subordinated Debentures of the series shall be issuable;

                    (10) any other terms with respect to such series (which
               terms shall not be inconsistent with the terms of the Debenture Indenture); and

                    (11) whether  the  Junior  Subordinated Debentures  are
               issuable as a Global Debenture and, in such case, the identity of the Depository for such series. (Section 2.01).

               Except as may otherwise be described in a Prospectus Supplement, the covenants contained in the Debenture Indenture would not afford holders of New Junior Subordinated Debentures protection in the event of a highly leveraged transaction involving the Company.

          Subordination

               The  Debenture  Indenture  provides  that  payment  of   the
          principal of, premium, if any, and interest on, Junior Subordinated Debentures, including the New Junior Subordinated Debentures, is subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined below) of the Company as provided in the Debenture Indenture. No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, Junior Subordinated Debentures may be made if payment of principal, premium, interest or any other payment on any Senior Indebtedness is not made when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or if the maturity of any Senior Indebtedness has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before any payment is made on Junior Subordinated Debentures. Subject to the payment in full of all Senior Indebtedness, the rights of the holders of Junior Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior
          Indebtedness until all amounts owing on Junior Subordinated Debentures are paid in full. (Sections 14.01 to 14.04).

               The term "Senior Indebtedness" shall mean the principal of, premium, if any, interest on and any other payment due pursuant to any of the following, whether outstanding at the date of execution of the Debenture Indenture or thereafter incurred, created or assumed:

                    (a) all indebtedness of the Company evidenced by notes, debentures, bonds or other securities sold by the Company for money or other obligations for money borrowed;

                    (b) all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by the Company or in effect guaranteed by the Company;

                    (c) all installment purchase agreements entered into by the Company in connection with revenue bonds issued by an agency or political subdivision of a state of the United States of America; and

                    (d)  all   renewals,   extensions   or  refundings   of
               indebtedness of the kinds described in either of the preceding clauses (a), (b) and (c);

          unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with Junior Subordinated Debentures. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.01 and 14.08).

               The Debenture Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued. As of May 15, 1998, Senior Indebtedness of the Company aggregated approximately $906,520,000.

          Form, Exchange, Registration and Transfer

               Unless otherwise specified in a Prospectus Supplement, New Junior Subordinated Debentures in definitive form will be issued only as registered Junior Subordinated Debentures without coupons in denominations of $25 and in integral multiples thereof authorized by the Company. New Junior Subordinated Debentures may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange, at the office of the Debenture Registrar, without service charge and upon payment of any taxes and other governmental charges as described in the Debenture Indenture. Such transfer or exchange will be effected upon the Company or the Debenture Registrar being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Debenture Trustee as Debenture Registrar with respect to New Junior Subordinated Debentures. (Section 2.05).

               The Company shall not be required to (i) issue, register the transfer of or exchange any New Junior Subordinated Debenture during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding New Junior Subordinated Debentures and ending at the close of business on the day of such mailing or
          (ii) register the transfer of or exchange any New Junior Subordinated Debentures or portions thereof called for redemption. (Section 2.05).

          Payment and Paying Agents

               Unless otherwise indicated in a Prospectus Supplement, payment of principal of and premium (if any) on any New Junior Subordinated Debenture will be made only against surrender to the Paying Agent of such New Junior Subordinated Debenture. Principal of and any premium and interest on New Junior Subordinated Debentures will be payable at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Debenture Register with respect to such New Junior Subordinated Debentures.

               Unless otherwise indicated in a Prospectus Supplement, the Debenture Trustee will act as Paying Agent with respect to New Junior Subordinated Debentures. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts. (Sections 4.02 and 4.03).

               All moneys paid by the Company to a Paying Agent for the payment of the principal of or premium or interest, if any, on any New Junior Subordinated Debenture that remain unclaimed at the end of two years after such principal, premium, if any, or interest shall have become due and payable, subject to applicable law, will be repaid to the Company and the holder of such New Junior Subordinated Debenture will thereafter look only to the Company for payment thereof. (Section 11.04).

          Modification of the Debenture Indenture

               The Debenture Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of Junior Subordinated Debentures of each series that are affected by the modification, to modify the Debenture Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby, (i) extend the fixed maturity of any Junior Subordinated Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof or (ii) reduce the percentage of Junior
          Subordinated Debentures, the holders of which are required to consent to any such supplemental indenture. (Section 9.02).

               In addition, the Company and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental indenture for certain other usual purposes including the creation of any new series of Junior Subordinated Debentures. (Sections 2.01, 9.01 and 10.01).

          Events of Default

               The Debenture Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to each series of Junior Subordinated Debentures:

                    (a) failure for 10 days to pay interest on Junior Subordinated Debentures of that series when due; provided that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

                    (b) failure to pay principal or premium, if any, on Junior Subordinated Debentures of that series when due whether at maturity, upon redemption, by declaration or otherwise, or to make payment required by any sinking or analogous fund with respect to that series; or

                    (c) failure by the Company to observe or perform any other covenant (other than those specifically relating to another series) contained in the Debenture Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Debentures of that series; or

                    (d) certain events involving bankruptcy, insolvency or reorganization of the Company. (Section 6.01).

               The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of Junior Subordinated Debentures may declare the principal due and payable immediately upon an Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive the default with respect to such series if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Debenture Trustee. (Sections 6.01 and 6.06).

               The holders of a majority in aggregate outstanding principal amount of any series of Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee for that series. (Section 6.06). Subject to the provisions of the Debenture Indenture relating to the duties of the Debenture Trustee in case an Event of Default shall occur and be continuing, the Debenture Trustee will be under no obligation to exercise any of its rights or powers under the Debenture Indenture at the request or direction of any of the holders of the Junior Subordinated Debentures, unless such holders shall have offered to the Debenture Trustee indemnity satisfactory to it. (Section 7.02).

               The holders of a majority in aggregate outstanding principal amount of any series of Junior Subordinated Debentures affected thereby may, on behalf of the holders of all Junior Subordinated Debentures of such series, waive any past default, except a default in the payment of principal, premium, if any, or interest when due otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Debenture Trustee) or a call for redemption of Junior Subordinated Debentures of such series. (Section 6.06). The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Debenture Indenture. (Section 5.03(d)).

          Consolidation, Merger and Sale

               The Debenture Indenture does not contain any covenant that restricts the Company's ability to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions, provided that the successor corporation assumes due and punctual payment of principal or premium, if any, and interest on the Junior Subordinated Debentures. (Section 10.01).

          Defeasance and Discharge

               Under the terms of the Debenture Indenture, the Company will be discharged from any and all obligations in respect of the New Junior Subordinated Debentures (except in each case for certain obligations to register the transfer or exchange of New Junior Subordinated Debentures, replace stolen, lost or mutilated New Junior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) if the Company deposits with the Debenture Trustee, in trust, moneys or Governmental Obligations (as defined in the Debenture Indenture), or a combination thereof, in an amount sufficient to pay all the principal of, and interest on, New Junior Subordinated Debentures of such series on the dates such payments are due in accordance with the terms of the New Junior Subordinated Debentures. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Debenture Trustee an Opinion of Counsel to the effect that the holders of the New Junior Subordinated Debentures will not recognize gain, loss or income for federal income tax purposes as a result of the satisfaction and discharge of the Debenture Indenture with respect to such series and such holders will be subject to federal income taxation on the same amounts and in the same manner and at the same times as if such satisfaction and discharge had not occurred. (Section 11.01).

          Governing Law

               The   Debenture  Indenture   and  New   Junior  Subordinated
          Debentures will be governed by, and construed in accordance with, the laws of the State of New York. (Section 13.05).

          Concerning the Debenture Trustee

               AEP System companies, including the Company, utilize or may utilize some of the banking and/or capital leasing services offered by The First National Bank of Chicago in the normal course of their businesses. Among such services are the making of short-term loans, generally at rates related to the prime commercial interest rate.

                                    LEGAL OPINIONS

               Opinions with respect to the legality of the Debt Securities will be rendered by Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, and 1 Riverside Plaza, Columbus, Ohio, counsel for the Company, and by Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York, counsel for the Underwriters. Additional legal opinions in connection with the offering of the Debt Securities may be given by John F. Di Lorenzo, Jr., Thomas G. Berkemeyer, David C. House or William E. Johnson, counsel for the Company. Mr. Di Lorenzo is Associate General Counsel, Mr. Berkemeyer is Assistant General Counsel, and Messrs. House and Johnson are Attorneys, in the Legal Department of American Electric Power Service Corporation, a wholly owned subsidiary of AEP. From time to time, Dewey Ballantine LLP acts as counsel to affiliates of the Company in connection with certain matters.

                                       EXPERTS

               The financial  statements  and related  financial  statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                 PLAN OF DISTRIBUTION

               The Company may sell the Debt Securities in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement relating to a series of the Debt Securities will set forth the terms of the offering of the Debt Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Debt Securities and the proceeds to the Company from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time after the initial public offering.

               If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The underwriters with respect to a particular underwritten offering of Debt Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriters will be set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Debt Securities if any are purchased.

               Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. The Prospectus Supplement will set forth the name of any agent involved in the offer or sale of the Debt Securities in respect of which the Prospectus Supplement is delivered as well as any commissions payable by the Company to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.

               If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

               Subject to certain conditions, the Company may agree to indemnify any underwriters, dealers, agents or purchasers and their controlling persons against certain civil liabilities, including certain liabilities under the Securities Act of 1933, as amended.



                   PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

          Item 14.  Other Expenses of Issuance and Distribution.*

          Securities and Exchange Commission Filing Fee . . . . .  $103,250
          Printing Registration Statement, Prospectus . . . . . .    50,000
          Independent Auditors' fees  . . . . . . . . . . . . . .    15,000
          Charges of Trustees (including counsel fees)  . . . . .    26,000
          Legal fees of Counsel . . . . . . . . . . . . . . . . .   170,000
          Rating Agency fees  . . . . . . . . . . . . . . . . . .   212,000
          Miscellaneous expenses  . . . . . . . . . . . . . . . .    20,000

               Total                                               $596,250

               *Estimated, except for filing fees.


          Item 15.  Indemnification of Directors and Officers.

               Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio power to indemnify any person who is or has been a director, officer or employee of that corporation, or of another corporation at the request of that corporation, against expenses actually and reasonably incurred by him in connection with any pending, threatened or completed action, suit or proceeding, criminal or civil, to which he was, is or may be made a party because of being or having been such director, officer or employee, provided, in connection therewith, that such person is determined to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, that, in the case of an action or suit by or in the right of the corporation, (i) no negligence or misconduct shall have been adjudged unless a court determines that such person is fairly and reasonably entitled to indemnity, and (ii) the action or suit is not one in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code, which relates to unlawful loans, dividends and distributions of assets, and that, in the case of a criminal matter, such person is determined to have had no reasonable cause to believe that his conduct was unlawful. Section 1701.13(E) further provides that to the extent that such person has been successful on the merits or otherwise in defense of any such action, suit, or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith. Section 1701.13(E) further provides that unless a corporation has specifically elected to the contrary in its articles of incorporation or code of regulations and unless the only liability asserted against a director is pursuant to Section 1701.95, expenses incurred by a director in defending such an action, suit or proceeding shall be paid by the corporation as they are incurred in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking (i) to repay such amounts if it is proved by clear and convincing evidence in a court of competent jurisdiction that such director acted, or failed to act, with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation and (ii) reasonably to cooperate with the corporation concerning said action, suit or proceeding.
          Section 1701.13(E) also provides that the indemnification thereby permitted shall not be exclusive of any other rights that directors, officers or employees may have, including rights under insurance purchased by the corporation. The Company's Code of Regulations provides for the indemnification of directors and officers of the Company to the fullest extent permitted by law.

               The above is a general summary of certain provisions of the Company's Code of Regulations and the Ohio Revised Code and is subject in all respects to the specific and detailed provisions of the Company's Code of Regulations and the Ohio Revised Code.

               Reference is made to the proposed forms of Selling Agency Agreement for the New Notes, Underwriting Agreement for the New Notes and Underwriting Agreement for the New Junior Subordinated Debentures filed hereto as Exhibits 1(a), 1(b) and 1(c) respectively, which provide for indemnification of the Company, certain of its directors and officers, and persons who control the Company, under certain circumstances.

               The  Company  maintains  insurance  policies   insuring  its
          directors and officers against certain obligations that may be incurred by them.

          Item 16.  Exhibits.

               Reference  is  made  to  the information  contained  in  the
          Exhibit Index filed as part of this Registration Statement.

          Item 17.  Undertakings.

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in  the prospectus any facts or  events
               arising  after  the  effective  date  of  the   registration
               statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of Debt Securities (if the total dollar value of Debt Securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Debt Securities, and the offering thereof at that time shall be deemed to be the initial bona fide offering thereof.

               (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the laws of the State of Ohio, the registrant's Code of Regulations or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Debt Securities, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

               (6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (7) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                      SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable cause to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus and State of Ohio, on the 29th day of May, 1998.

                                       COLUMBUS SOUTHERN POWER COMPANY


                                       E. Linn Draper, Jr.*
                                       Chairman of the Board and
                                          Chief Executive Officer


               Pursuant to the requirements of the Securities  Act of 1933,
          this  registration  statement  has   been  signed  below  by  the
          following persons in the capacities and on the dates indicated.


                    Signature                 Title                  Date

          (i) Principal Executive
                Officer              Chairman of the Board
                                     and Chief Executive
              E. Linn Draper, Jr.*         Officer             May 29, 1998

          (ii) Principal Financial
                 Officer:

               G. P. Maloney*          Vice President          May 29, 1998

          (iii) Principal Accounting
                  Officer:

               P. J. DeMaria*          Controller              May 29, 1998

          (iv) A Majority of the
                 Directors:

               P. J. DeMaria*
               E. Linn Draper, Jr.*
               H. W. Fayne*


               Wm. J. Lhota*
               G. P. Maloney*
               James J. Markowsky*
               J. H. Vipperman*                                May 29, 1998

          *By_/s/ A. A. Pena_
          (A. A. Pena, Attorney-in-Fact)



                                    EXHIBIT INDEX

               Certain of the following exhibits, designated with an asterisk (*), are filed herewith. The exhibits not so designated have heretofore been filed with the Commission and, pursuant to 17 C.F.R. Sections 201.24 and 230.411, are incorporated herein by reference to the documents indicated following the descriptions of such exhibits.

          Exhibit No.                    Description

          * 1(a)    -    Copy of proposed form of Selling  Agency Agreement
                         for the New Notes.

          * 1(b)    -    Copy  of proposed  form of  Underwriting Agreement
                         for the New Notes.

          * 1(c)    -    Copy  of proposed  form of  Underwriting Agreement
                         for the New Junior Subordinated Debentures.

          * 4(a)    -    Copy of Indenture, dated  as of September 1, 1997,
                         between the Company and Bankers Trust Company, as Trustee, for the Notes.

          * 4(b)    -    Copy of  Company Order and  Officers' Certificate,
                         dated September 29, 1997, establishing certain terms of the Unsecured Medium Term Notes, Series
                         A.

          * 4(c)    -    Copy  of Instructions,  dated September  30, 1997,
                         from  the   Company  to  Bankers   Trust  Company,
                         establishing certain terms of the  6.85% Unsecured
                         Medium Term Notes, Series A, Due 2005.

          * 4(d)    -    Copy of Instructions, dated February 5, 1998, from
                         the Company to Bankers Trust Company, establishing certain terms of the 6.51% Unsecured Medium Term
                         Notes, Series A, Due 2008.

          * 4(e)    -    Copy of proposed form of Company Order for the New
                         Notes.

            4(f)    -    Copy of Indenture, dated  as of September 1, 1995,
                         as   supplemented   by   the  First   Supplemental
                         Indenture, dated as of September  1, 1995, between
                         the  Company   and  The  First  National  Bank  of
                         Chicago,  as  Trustee,  for   Junior  Subordinated
                         Debentures [Registration  Statement No. 333-21309,
                         Exhibits 4(a) and 4(b)].

          * 4(g)    -    Copy of Second Supplemental Indenture, dated as of
                         February  1,  1997, between  the  Company and  The
                         First  National  Bank  of  Chicago,   as  Trustee,
                         providing   for   the   issuance  of   $40,000,000
                         principal  amount  of  7.92%  Junior  Subordinated
                         Debentures, Due 2027.

          * 4(h)    -    Copy of proposed form of Supplemental Indenture to
                         be entered into between  the Company and The First
                         National  Bank  of Chicago,  as  Trustee,  for New
                         Junior Subordinated Debentures.

          * 5       -    Opinion of  Simpson Thacher  & Bartlett as  to the
                         legality of New Notes and New Junior  Subordinated
                         Debentures.

           12       -    Statement  re:  Computation  of Ratios  [Quarterly
                         Report on Form 10-Q of the Company for the period ended March 31, 1998, File No. 1-6543, Exhibit
                         12].

          *23(a)    -    Consent of Deloitte & Touche LLP.

           23(b)    -    Consent of Simpson Thacher & Bartlett (included in
                         Exhibit 5).

          *24       -    Powers of Attorney and resolutions of the Board of
                         Directors of the Company.

          *25(a)    -    Form T-1 re eligibility of Bankers Trust Company.

          *25(b)    -    Form T-1 re eligibility of The First National Bank
                         of Chicago.